Exhibit 10.1
Execution Version
SHARE REPURCHASE AGREEMENT
JUNE 5, 2023
By and between
STERLING CHECK CORP.
and
BROAD STREET
PRINCIPAL INVESTMENTS, L.L.C

SHARE REPURCHASE AGREEMENT
THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 5, 2023,
BY AND BETWEEN:
(1)    STERLING CHECK CORP., a Delaware corporation (the “Company”); and
(2)    BROAD STREET PRINCIPAL INVESTMENTS, L.L.C., a Delaware limited liability company (the “Selling Stockholder”), which is selling Shares (as defined below) in the Secondary Offering (as defined below).
WHEREAS:
(A)    The Selling Stockholder owns 20,316,320 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”);
(B)    The Company and the Selling Stockholder propose to enter into a transaction (the “Repurchase Transaction”) whereby the Selling Stockholder shall sell to the Company and the Company shall purchase from the Selling Stockholder 1,000,000 of the Shares (the “Repurchase Shares”) at the Per Share Repurchase Price (as defined below); and
(C)    The Selling Stockholder, together with Checkers Control Partnership, L.P., a Delaware limited partnership, propose to sell through an underwritten public offering registered with the Securities and Exchange Commission (the “Secondary Offering”) certain other Shares (the “Secondary Shares”).
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    REPURCHASE
1.1    Repurchase of Shares
The Selling Stockholder shall sell to the Company, and the Company shall purchase from the Selling Stockholder, all the Repurchase Shares, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), at the per share price at which the Secondary Shares are sold to the underwriter(s) through the Secondary Offering (the “Per Share Repurchase Price”).
1.2    Closing
(a)    The closing of the Repurchase Transaction (the “Closing”) shall take place via the electronic exchange of documents and signature pages immediately subsequent to the satisfaction or waiver of the conditions set forth in Section 4 herein (with the date upon which such satisfaction or waiver occurs being referred to here as the “Closing Date”) or at such other time, date or place as the Selling Stockholder and the Company may agree in writing.
(b)    At the Closing, the Selling Stockholder shall deliver to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, any documents reasonably requested by the transfer agent, instructing the transfer agent to deliver the Repurchase Shares to the Company or as may otherwise be instructed by the Company, and the Company agrees to deliver to the Selling Stockholder a dollar amount equal to the product of the Per Share Repurchase Price and the number of Repurchase Shares sold by the Selling Stockholder by wire transfer of immediately available funds.
2.    REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER
The Selling Stockholder represents and warrants to the Company as follows:
(a)    Title to Repurchase Shares
The Selling Stockholder has, and immediately prior to Closing the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Repurchase Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares, payment therefor and the Depository Trust Company indicating by book entry on its records that such Repurchase Shares have been credited to a securities account of the Company pursuant hereto, the Company will acquire a security entitlement (as defined in Section 8-102 of the UCC) in respect of such Repurchase Shares, free and clear of all liens, encumbrances, equities or claims.
(b)    Required Consents; Authority
Except as would not impair in any material respect the ability of the Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by the Selling Stockholder hereunder, have been obtained; the Selling Stockholder has full right, power and authority to enter into, execute and deliver this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by the Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.
(c)    Receipt of Information
The Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction on the terms provided by this Agreement. The Selling Stockholder has had an opportunity to ask questions of and to receive answers from, the Company concerning the Company, the Repurchase Shares and the transactions described in this Agreement. The Selling Stockholder has had the opportunity to discuss with its tax advisors the consequences of the transactions described in this Agreement. The Selling Stockholder has not received, nor is it relying on, any representations or warranties from the Company other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.
3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Selling Stockholder as follows:
(a)    Authority Relative to this Agreement
The Company has full corporate power and authority to enter into, to execute and deliver this Agreement and to perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly authorized, executed and delivered by or on behalf of the Company.
(b)    Approvals

Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.
4.    CONDITIONS TO CLOSING
4.1    Completion of Secondary Offering
The obligations of the Company to purchase the Repurchase Shares at the Closing are subject to the fulfillment on or prior to the Closing of the condition that the Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith.
5.    MISCELLANEOUS
5.1    Termination
This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that the conditions in Section 4.1 of this Agreement have not been satisfied within ten (10) Business Days after the date hereof.
5.2    Savings Clause
No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.
5.3    Amendment and Waiver
This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if set forth in a writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
5.4    Severability
If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
5.5    Entire Agreement
Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
5.6    Successors and Assigns

Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.
5.7    No Third Party Beneficiaries
No person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any person other than the parties hereto any rights, benefits or remedies.
5.8    No Broker
Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.
5.9    Counterparts
This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
5.10    Notices
All notices and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given,
If to Company:
Sterling Check Corp.
6150 Oak Tree Boulevard, Suite 490
Independence, OH 44131
Attn: Steve Barnett, Executive Vice President, Secretary and Chief Legal and Risk Officer
Phone: (212) 812-1008
Email: Steve.Barnett@sterlingcheck.com
If to Selling Stockholder:
Broad Street Principal Investments, L.L.C.
200 West Street
New York, NY 10282
Attn: Lola Temple
Phone: (212) 357-5798
Email: Lola.Temple@gs.com
5.11    Governing Law; Consent to Jurisdiction
This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
5.12    Interpretation
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
[Signature Pages Follow]

SIGNATORIES
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

STERLING CHECK CORP.

By:	/s/ Peter Walker
Name: Peter Walker
Title: Executive Vice President and Chief Financial Officer
[Signature page to Share Repurchase Agreement]

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Adrian Jones
	Name:	Adrian Jones
	Title:	Vice President
[Signature page to Share Repurchase Agreement]